CONSECO, INC. (Indiana) - (publicly traded)

          CIHC, Incorporated (Delaware)

               Bankers National Life Insurance Company (Texas)

                    National Fidelity Life Insurance Company (Missouri)

               Bankers Life Insurance Company of Illinois (Illinois)

                    Bankers Life & Casualty Company (Illinois)

Conseco Life Insurance Company of Texas (Texas)

Conseco Variable Insurance Company (Texas)

Conseco Annuity Assurance Company (Illinois)

Vulcan Life Insurance Company (Indiana) - (98%)

Conseco Direct Life Insurance Company (Pennsylvania)

Wabash Life Insurance Company (Indiana)

Conseco Life Insurance Company (Indiana)

Washington National Insurance Company (Illinois)

Conseco Senior Health Insurance Company (Pennsylvania)

Pioneer Life Insurance Company (Illinois)

Conseco Life Insurance Company of New York (New York)

Conseco Medical Insurance Company (Illinois)

Continental Life Insurance Company (Texas)


United Presidential Life Insurance Company (Indiana)

Conseco Health Insurance Company (Arizona)

Frontier National Life Insurance Company (Ohio)

Conseco Capital Management, Inc. (Delaware)

Conseco Equity Sales, Inc. (Texas)

Conseco Securities, Inc. (Delaware)

Conseco Services, LLC (Indiana)

Marketing Distribution Systems Consulting Group, Inc. (Delaware)

     Conseco Finance Corp. (Delaware)

     Conseco  Finance Servicing Corp. (Delaware)

    Conseco Series Trust (Massachusetts)*

     Conseco Fund Group (Massachusetts) (publicly held)**

* The shares of Conseco Series Trust currently are sold to Bankers National Variable Account B, Conseco Variable Annuity Account C, Conseco Variable Annuity Account E, Conseco Variable Annuity Account F, Conseco Variable Account G, Conseco Variable Annuity Account H, each being segregated asset accounts established pursuant to Texas law by Bankers National Life Insurance Company and Conseco Variable Insurance Company, respectively. Shares of Conseco Series Trust are also sold to BMA Variable Life Account A of Business Men's Assurance Company of America.

** The shares of the Conseco Fund Group are sold to the public; Conseco affiliates currently hold in excess of 95% of its shares.